PRICING SUPPLEMENT NO. 56                                        Rule 424(b)(3)
DATED: October 22, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 10/24/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 10/23/98

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                                   Optional           Optional
                           Redemption              Repayment          Repayment
Redeemable On              Price(s)                Date(s)            Price(s)
-------------              ----------              ---------          ---------

N/A                        N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.000%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                           Maximum Interest Rate:

[_]         Commercial Paper Rate              Minimum Interest Rate:

[_]         Federal Funds Rate                 Interest Reset Date(s):

[_]         Treasury Rate                      Interest Reset Period:

[_]         LIBOR Reuters                      Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                         Interest Payment Period:

Index Maturity:

Spread (plus or minus):
---------------------------------

*        April 23, 1998 and at maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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